UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2006
PERMIAN BASIN ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1-8033 (Commission File Number)	75-6280532 (I.R.S. Employer Identification No.)

Trust Division Royalty Trust Group Bank of America, N.A. 901 Main Street, 17th Floor Dallas, Texas (Address of principal executive offices)		75202 (Zip Code)
Registrant’s Telephone Number, including area code: (214) 209-2400
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On August 17, 2006, Permian Basin Royalty Trust (the “Trust”) entered into an Underwriting Agreement (the “Agreement”) among the Trust, ConocoPhillips, Burlington Resources Oil & Gas Company LP (“BROG”) and Lehman Brothers Inc. and Wachovia Capital Markets, LLC as representatives of the several underwriters. Pursuant to the Agreement, ConocoPhillips and BROG agree to sell units of the Trust. The Trust is not issuing or selling units. The Trust made customary representations and warranties and agreed to indemnify the underwriters in certain circumstances. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits
          10.1 Underwriting Agreement dated August 17, 2006, among the Permian Basin Royalty Trust, ConocoPhillips, Burlington Resources Oil & Gas Company LP and Lehman Brothers Inc. and Wachovia Capital Markets, LLC as representatives of the several underwriters.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PERMIAN BASIN ROYALTY TRUST

	By:	BANK OF AMERICA, N.A., TRUSTEE FOR PERMIAN
BASIN ROYALTY TRUST

	By:	/s/ RON E. HOOPER Ron E. Hooper
Senior Vice President, Royalty Management

Date: August 22, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Underwriting Agreement dated August 17, 2006, among the Permian Basin Royalty Trust, ConocoPhillips, Burlington Resources Oil & Gas Company LP and Lehman Brothers Inc. and Wachovia Capital Markets, LLC as representatives of the several underwriters.